Exhibit 99.1

LifePoint Hospitals Agrees to Purchase Sumner Regional Health Systems

BRENTWOOD, Tenn.--(BUSINESS WIRE)--May 3, 2010--LifePoint Hospitals, Inc. (NASDAQ: LPNT), a leading hospital company focused on providing quality healthcare close to home in non-urban markets, today announced that the Company has agreed to purchase Sumner Regional Health Systems (SRHS), a comprehensive three-market hospital system serving 11 counties in the northern middle Tennessee region.

On April 30, 2010, SRHS filed for Chapter 11 bankruptcy protection in the Middle District of Tennessee Bankruptcy Court. The proposed transaction will take place pursuant to Section 363 of the United States Bankruptcy Code and will be governed by a court-directed bidding process, subject to applicable court approval.

SRHS is comprised of its flagship 155-bed hospital Sumner Regional Medical Center, one of the largest non-government employers in Sumner County and a provider of quality care in cancer treatment, cardiac care, same day surgery, orthopaedics, diagnostics, women’s health, home health care and rehabilitation services. Other SRHS facilities include Riverview Regional Medical Center and Riverview Medical Center – South with 88 beds serving residents of Smith and surrounding counties; and Trousdale Medical Center, a 25-bed critical access hospital in Hartsville. All of these facilities are fully accredited by The Joint Commission.

In announcing the transaction, William F. Carpenter III, LifePoint’s president and chief executive officer, said, “LifePoint is a natural partner for SRHS. We share a commitment to providing high quality health care to patients and being active members of the communities we serve. The hospitals that comprise SRHS are well-positioned in attractive markets. Additionally, the system benefits from recent capital improvements, market share expansion opportunities, and physicians and staff who are passionately committed to their communities. With our corporate headquarters and six existing hospitals in Tennessee, we know the state very well and are excited by the prospect of serving the northern middle Tennessee region. We look forward to bringing the benefits of our scale, resources and management capabilities to SRHS and the region.”

If the purchase agreement is approved, its conditions satisfied and approved by the bankruptcy court, it is expected that the transaction will be completed over the summer.

The Company also noted that it would review its previous earnings guidance issued in February 2010 if the Company is successful in acquiring SRHS in the bankruptcy proceeding.

About LifePoint Hospitals

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 48 hospital campuses in 17 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” "LifePoint Hospitals," or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation; the possibility that, as a result of the competitive bidding process typical of an asset purchase out of bankruptcy, LifePoint may ultimately not be the purchaser of SRHS; if LifePoint succeeds in the purchasing of SRHS, LifePoint’s ability to successfully integrate and operate newly-acquired facilities and physician practices; and those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer
or
Diane Huggins, 615-565-1817
Vice President, Corporate Communications
diane.huggins@lpnt.net